EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Home Federal Holdings Corporation of our report dated April 8, 2008 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
Atlanta, Georgia
September 4, 2008